SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20594


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                 March 31, 2002
               -------------------------------------------------
                Date of Report (Date of earliest event reported)

                                LRNN Corporation
               -------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

       000-31873                                          86-0996897
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(Commission File Number)                       (IRS Employer Identification No.)

3121 E. Greenway Rd. #201, Phoenix, AZ                                  85032
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(Address of principal executive offices)                             (Zip Code)

                                 (602) 765-0500
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               Registrant's telephone number, including area code


                            GTSR HOPEFUL CORPORATION
                              18036 N. 15th Street
                             Phoenix, Arizona 85022
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         (Former name and former address, if changed since last report)


Item 1.  Changes in Control of Registrant.

Effective March 31, 2002, LRNN Corporation, the Registrant, acquired the outstanding shares of ReNewal Education Corporation (ReNewal), an Arizona corporation and a wholly owned subsidiary of Neo Vision Corporation, through a stock-for-stock exchange. For additional information on the acquisition of ReNewal reference is made to Item 2- Acquisition or Disposition of Assets of this Form 8-K.

All outstanding shares of ReNewal were exchanged for 7,300,000 shares of the Registrant which are to be distributed to the shareholders of Neo Vision Corporation as a tax free distribution. Prior to the acquisition, the 1,000,000 outstanding shares of LRNN Corporation were reversed so that 400,000 shares remained outstanding.

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The Board of Directors of LRNN  Corporation  was  increased to five and Harry V.
Eastlick, Robert J Artim, Donald E. Cline and John P. Benson were elected to the Company Board of Directors and the following executive officers were elected.

     Harry V. Eastlick          Chairman, President and Chief Executive Officer
     Robert J. Artim            Executive Vice President and Director
     Philip M. Young            Vice President and Director
     Donald E. Cline            Secretary and Director
     John P. Benson             Director

Upon distribution of the 7,300,00 LRNN Corporation shares to the Neo Vision Corporation stockholders, Harry V. Eastlick will own directly or beneficially 5,122,480 shares of LRNN Corporation outstanding common shares, which represents 66%of the issued and outstanding stock.

Item 2. Acquisition or Disposition of Assets.

On March 20, 2002, the Company acquired all of the outstanding shares of ReNewal Education Corporation (ReNewal) in an exchange transaction between the company and Neo Vision Corporation, the prior owner of ReNewal. The 7,300,000 shares of the Company issued for the acquisition of ReNewal will be distributed to the shareholders of Neo Vision Corporation as a tax- free distribution.

General

     ReNewal Education Corporation and its subsidiary Ford Schools, Inc. provide the required training to individuals seeking an Arizona real estate salesperson license or broker license and continuing education for licensed salespersons or brokers. The school, in operation since 1965, and its courses of study are approved by the Arizona Department of Real Estate.


     The State of Arizona requires the following real estate training:

                                            Courses and Hours
                                            -------------------------------
Real Estate Salesperson License             Principles of Real Estate - 90 hours

Real Estate Brokers License                 Principles of Real Estate - 90 hours

Renewal of License                          Various courses approved by
                                            Real Estate Department
                                            generally 3 to 6 hours in length.
                                            Total 24 hours every two years.

     Until August 1999 all of the required training had to be completed in a classroom setting. In May 1999, The Arizona Department of Real Estate established policies and procedures for "out of the classroom" or "distance" learning for license renewal classes starting in August 1999. The Company intends to specialize in the development and presentation of education courses over the Internet. In that regard ReNewal Education Corporation and Arizona State University have entered a partnership agreement for the presentation of real estate renewal courses utilizing the ASU distance learning technology.

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     During the two years ended  September  30, 2001,  student  enrollments  and tuition revenues were as follows:

                                                                        Average
                              Students       Revenue                    Tuition
                              --------       -------                    -------
     Sales Licensing
        2001                    184        $  46,771                 $   254.19
        2000                    294        $  64,151                 $   218.20


     Renewal
        2001                  1,735        $  24,887                 $    14.34
        2000                  2,234        $  31,636                 $    14.17


Concept

     ReNewal Education Corporation has presented its real estate courses at its 32nd Street and Greenway campus, since qualified real estate training was required to be completed in a classroom setting until August of 1999. Pre-license training still must be completed in the classroom and accordingly pre-license and continuing education classes will continue to be offered at the campus.

     There are approximately 50,000 licensed real estate salesperson and brokers in Arizona. The number of individuals taking the licensing examination each month varies, generally increasing as real estate activity increases and decreasing when real estate activity decreases. Even though there are significant numbers taking the licensing exam each month, the number of licensed personnel remains relatively constant as a significant number of licensees choose to let their licenses lapse.

     The May 1999 approval of distance learning by the Arizona Department of Real Estate expands the potential market to all licensees in the State of Arizona. It is the objective of the Company to be known for its presentation, through E-learning, of quality approved continuing education. ReNewal seeks to persuade potential students to enroll in its E-learning real estate courses as an alternative to classroom presentations because of student convenience and quality programs.

Market

     ReNewal  currently   produces  and  presents  courses  at  its  campus  for
individuals seeking to acquire or renew a real estate license. Until, the approval of distance learning the market was limited to real estate licensees or candidates who worked or lived near the school campus.

     ReNewal has submitted to and received approval from the Arizona Department of Real Estate (ADRE) for five E-learning continuing education three hour courses. The Arizona State University on-line registration system became operational in September 2001 and presentation of the E-Learning courses started that month. ReNewal has five additional E-learning courses under development and expects to obtain ADRE approval for one to two new E-learning courses each month until there are a minimum of 25 approved three hour E-learning courses. The potential students for these E-learning courses is all Arizona real estate licensees, who approximate 50,000. Each licensee is required to complete 24 hours (8 three hour courses) of approved continuing education every two years.

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     ReNewal  has set the  tuition at $25 for each three  hour  E-learning  real estate continuing education course.

     Since the E-learning market is not limited by campus location the Company intends to obtain approval for presentation of its E-learning programs from appropriate authorities in other states. This geographical expansion is expected to begin in 2002. Over 30 states have approved real estate continuing education that is presented using E-learning technology, including the neighboring states of California, New Mexico and Nevada with real estate licensees numbering approximately 300,000, 25,000 and 15,000, respectively. The Company also intends to develop and offer E-learning courses for other professions such as accounting, education, insurance and legal.

Strategy

     The Renewal Education marketing strategy is based on directing potential students to our renewaleducation.com website through direct mail to all Arizona real estate licensees and to real estate brokerage offices. The websie contains the following:

o        Information about the school and its courses
o        Class Schedules
o        E-learning Courses

ReNewal expects to add current articles and bookstore items for sale to the website as well as advertising.

A prospective E-learning student links directly to the ASU enrollment system and registers on-line. Upon registration the student receives a password that allows the student to complete the program on-line with in a set period of time.

     The marketing program is coordinated with the Company's E-learing partner, Arizona State University and ASU also assists in completing some of the direct mail program plus a comprehensive public relations campaign.

     A similar strategy will be followed when E-learning programs are introduced to additional states.

Course Materials and Faculty

     ReNewal has developed its own text book and course materials for the required pre-licensing and broker licensing courses. The materials and textbook are periodically revised by the faculty and staff. ReNewal has approximately 40 three hour continuing education courses that have been approved by the ADRE. Revisions and updating of the continuing education courses as well as new courses are also completed by the faculty and staff.

     The Director of Education for ReNewal is responsible for the development and upkeep of all course materials. ReNewal currently has approximately 20 members of its faculty.

     ReNewal has assembled a staff to develop the E-learning courses that is working under the direct supervision of the Renwal Chairman. Additionally arrangements have been made with subject matter experts to provide informational feedback and corrections to the materials.

E-learning Technology

     ReNewal Education Corporation has entered into a partnership arrangement with Arizona State University for the presentation of the ReNewal real estate continuing education E-learning courses. ASU provides the following:

o        Hosting of the courses on an ASU server
o        Course management tools
o        Instructional design consultation
o        Technical support for students taking the E-learning courses
o        Online registration services

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ReNewal will pay a fixed fee for the initial ASU services plus a $5 per enrolled student fee. The fixed fee will be reviewed by the parties after a period of actual operating experience.

Competition

     Currently, there are approximately four proprietary schools for real estate training in the Phoenix metropolitan area that offered both license and license renewal education. The Company believes that the other metropolitan Phoenix based schools have the largest market share in Arizona, although the Company does not know their total market share. While small schools will continue to be formed, management believes the trend will be toward larger schools, providing high quality instruction, a variety of programs and E-learning programs.

     The Company does not believe that any of the Arizona proprietary real estate schools have elected to direct their primary efforts to growth through E-learning programs.

Item 7- Financial Statements and Exhibits.

The following documents are filed as a part of this report:

(a)  Financial statements of business acquired.

     It is impracticable to provide the required financial statements at this time. Audited financial statement of ReNewal Education Corporation will be filed as soon as practicable.

(b)  Pro forma financial information.

     It is impracticable to provide the required pro forma financial information at this time. Pro forma financial statements reflecting the acquisition of ReNewal Education Corporation will be filed as soon as practicable.

(c)  Exhibits

     2.1 - Exchange Agreement dated March 19, 2002 among Neo Vision Corporation and GTSR Hopeful Corporation.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    LRNN Corporation
                                                    ---------------------------
                                                    (Registrant)

Date     4/9/2002.                                   By:/s/Harry V. Eatlick
-----------------                                   ---------------------------
                                                    Harry V. Eastlick, Chairman

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